Exhibit 99.1

Enphase Energy Reports First Quarter 2014 Financial Results
Revenue up 26% year-over-year, reflecting continued strong business momentum
PETALUMA, Calif., May 6, 2014—Enphase Energy, Inc. (NASDAQ: ENPH) announced today financial results for the first quarter ended March 31, 2014.
First Quarter 2014 Highlights

•	Revenue of $57.6 million, up 26 percent year-over-year

•	Shipped 93MW (AC) of microinverter systems, up 37 percent year-over-year

•	Record non-GAAP gross margin of 32.7 percent, up 570 basis points year-over-year

•	Strong positive cash flow from operations of $4.3 million
Enphase Energy reported total revenue for the first quarter of 2014 of $57.6 million. This is an increase of 26 percent compared to the first quarter of 2013. During the first quarter of 2014, Enphase sold 93MW (AC) or 423,000 microinverters. This is an increase in MW of 37 percent compared to the first quarter of 2013.
GAAP gross margin for the first quarter of 2014 was 32.4 percent. Non-GAAP gross margin was 32.7 percent, an increase of 570 basis points compared to the first quarter of 2013.
GAAP operating expenses for the first quarter of 2014 were $24.4 million and non-GAAP operating expenses were $22.6 million.
GAAP net loss was $6.2 million for the first quarter of 2014, or a loss of $0.15 per share. On a non-GAAP basis, the net loss was $4.1 million, or a loss of $0.10 per share.
Cash flow from operations during the first quarter of 2014 was $4.3 million and net cash flow was $1.7 million. As a result, the company exited the first quarter with a total cash balance of $39.9 million.
“We entered 2014 with accelerating business momentum,” said Paul Nahi, CEO of Enphase. “Demand for our microinverter systems was strong in both our core domestic and international markets, resulting in a 26 percent increase in revenue on a year-over-year basis. In particular, I am excited with the impressive revenue growth in our EMEA business led by the U.K. where revenue was up over 60 percent sequentially and our early success in the Australian market.” Mr. Nahi added, “We are especially pleased with these results, given normal first quarter seasonality and the effects of the severe weather this winter on the North American markets, particularly Canada and the Northeastern U.S.”
“I am extremely pleased with our financial performance this quarter,” said Kris Sennesael, CFO of Enphase. “Our focus on working capital management, combined with our top line performance and further gross margin improvements, enabled us to achieve positive cash flows for the second straight quarter.”
Business Outlook
“Building on this strong business momentum, we expect revenues for the second quarter of 2014 to be within a range of $69 million to $73 million. At the midpoint of the revenue outlook range, revenue would be up 22 percent compared to the second quarter of 2013,” stated Mr. Sennesael. “We expect gross margin to be within a range of 30 percent to 33 percent. We also expect non-GAAP operating expenses for the second quarter of 2014 to be up approximately 2 percent to 5 percent compared to the first quarter of 2014, as we continue to invest to accelerate growth.”

Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its first quarter results and second quarter 2014 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 30721883. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 30721883 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy's financial performance, market demands for its microinverters, advantages of its technology, market trends and future financial performance. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties. Enphase Energy's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company's ability to achieve broader market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success of competing solar solutions that are or become available; the Company's ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company's ability to optimally match production with demand and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which will be filed with the SEC in the second quarter of 2014. All information set forth in this press release and its attachments is as of May 6, 2014. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy's website at investor.enphase.com.

About Enphase Energy, Inc.
Enphase Energy delivers microinverter technology for the solar industry that increases energy production, simplifies design and installation, improves system uptime and reliability, reduces fire safety risk and provides a platform for intelligent energy management. Our semiconductor-based microinverter system converts energy at the individual module level and brings a system-based, high technology approach to solar energy generation. www.enphase.com
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Contacts
Media Relations
Christine Bennett, Enphase Energy
Global Corporate Communications Manager
pr@enphaseenergy.com
+1-707-763-4784

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net revenues	$57,580	$45,577
Cost of revenues	38,925	33,376
Gross profit	18,655	12,201
Operating expenses:
Research and development	9,086	9,026
Sales and marketing	8,828	6,850
General and administrative	6,526	6,036
Total operating expenses	24,440	21,912
Loss from operations	(5,785)	(9,711)
Other income (expense), net:
Interest expense	(449)	(464)
Other income (expense)	107	(49)
Total other expense, net	(342)	(513)
Loss before income taxes	(6,127)	(10,224)
Provision for income taxes	(109)	(182)
Net loss	$(6,236)	$(10,406)
Net loss per share, basic and diluted	$(0.15)	$(0.25)
Shares used in computing net loss per share, basic and diluted	42,205	41,149

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$39,935	$38,190
Accounts receivable, net	28,450	32,084
Inventory	14,113	16,580
Prepaid expenses and other	4,283	3,655
Total current assets	86,781	90,509
Property and equipment, net	24,809	24,853
Other assets	1,570	1,307
Total assets	$113,160	$116,669
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,353	$7,363
Accrued liabilities	19,472	19,722
Deferred revenues	1,900	2,773
Term loans, current portion	3,370	3,507
Total current liabilities	34,095	33,365
Long-term liabilities:
Deferred revenues, noncurrent	12,064	11,284
Warranty obligations, noncurrent	24,834	25,490
Other liabilities	1,272	1,154
Term loans, noncurrent	4,457	5,170
Total liabilities	76,722	76,463
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	195,383	192,916
Accumulated deficit	(159,175)	(152,939)
Accumulated other comprehensive income	230	229
Total stockholders’ equity	36,438	40,206
Total liabilities and stockholders’ equity	$113,160	$116,669

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(6,236)	$(10,406)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,910	1,660
Provision for doubtful accounts	26	—
Net loss on disposal of assets	6	—
Non-cash interest expense	102	108
Stock-based compensation	2,013	1,435
Changes in operating assets and liabilities:
Accounts receivable	3,608	2,835
Inventory	2,467	(2,466)
Prepaid expenses and other assets	(977)	(355)
Accounts payable, accrued compensation and other accrued liabilities	1,455	(759)
Deferred revenues	(93)	976
Net cash provided by (used in) operating activities	4,281	(6,972)
Cash flows from investing activities:
Purchases of property and equipment	(2,172)	(1,682)
Net cash used in investing activities	(2,172)	(1,682)
Cash flows from financing activities:
Repayments of term loans	(866)	(591)
Principal payments under capital leases	—	(40)
Proceeds from issuance of common stock under employee stock plans	454	603
Net cash used in financing activities	(412)	(28)
Effect of exchange rate changes on cash	48	(178)
Net increase (decrease) in cash and cash equivalents	1,745	(8,860)
Cash and cash equivalents—Beginning of period	38,190	45,294
Cash and cash equivalents—End of period	$39,935	$36,434

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$18,655	$12,201
Stock-based compensation	149	108
Gross profit on a non-GAAP basis	$18,804	$12,309
Gross margin on a GAAP basis	32.4%	26.8%
Gross margin on a non-GAAP basis	32.7%	27.0%
Reconciliation of Operating Expenses on a GAAP Basis to Operating Expenses on a Non-GAAP Basis:
Operating expenses on a GAAP basis	$24,440	$21,912
Stock-based compensation(1)	(1,864)	(1,327)
Severance costs	—	(156)
Operating expenses on a non-GAAP basis	$22,576	$20,429
(1) Includes stock-based compensation as follows:
Research and development	$613	$478
Sales and marketing	532	378
General and administrative	719	471
Total	$1,864	$1,327
Reconciliation of Loss from Operations on a GAAP Basis to Loss from Operations on a Non-GAAP Basis:
Loss from operations on a GAAP basis	$(5,785)	$(9,711)
Stock-based compensation	2,013	1,435
Severance costs	—	156
Loss from operations on a non-GAAP basis	$(3,772)	$(8,120)
Reconciliation of Net Loss on a GAAP Basis to Net Loss on a Non-GAAP Basis:
Net loss on a GAAP basis	$(6,236)	$(10,406)
Stock-based compensation	2,013	1,435
Severance costs	—	156
Non-cash interest expense	102	108
Net loss on a non-GAAP basis	$(4,121)	$(8,707)
Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and diluted net loss per share on a GAAP basis	$(0.15)	$(0.25)
Stock-based compensation	0.05	0.04
Severance costs	—	—
Non-cash interest expense	—	—
Basic and diluted net loss per share on a non-GAAP basis	$(0.10)	$(0.21)

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